U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

SEPTEMBER 22, 2011

Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO	84-0872291
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO	80228
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of Shareholders of Mesa Laboratories, Inc. was held on September 22, 2011.  Of the 3,281,791 Shares entitled to vote, 2,986,181 were represented either in person or by proxy.  Seven Directors were elected to serve until the next Annual Meeting of Shareholders.  The appointment of Ehrhardt, Keefe, Steiner & Hottman, PC (EKS&H) as the Company’s independent public accountants for fiscal 2012 (the “Ratification of Auditors Proposal”) was approved.

The seven directors elected were:

	FOR	WITHHELD	BROKER NON-VOTES
Michael T. Brooks	2,514,535	1,302	470,344
H. Stuart Campbell	2,495,016	20,821	470,344
Robert V. Dwyer	2,508,618	7,219	470,344
Evan C. Guillemin	2,496,013	19,824	470,344
Luke R. Schmieder	2,337,653	178,184	470,344
John J. Sullivan, Ph.D.	2,513,935	1,902	470,344
David M. Kelly	2,514,535	1,302	470,344

The appointment of Ehrhardt, Keefe, Steiner & Hottman, PC (EKS&H) as the Company’s independent public accountants for fiscal 2012 (the “Ratification of Auditors Proposal”) was approved by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

2,967,642	17,944	595	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES,
INC.
(Issuer)

DATED: September 26, 2011	BY:	/s/ John J. Sullivan, Ph.D.
John J. Sullivan, Ph.D.
Chief Executive Officer,
President and Director